UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 3, 2019

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.

On April 3, 2019, Heat Biologics, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley FBR, Inc. (“B. Riley FBR”), as sales agent (the “Sales Agent”), pursuant to which the Company may sell from time to time, at its option, shares of its common stock, par value $0.0002 per share, through B. Riley FBR, as Sales Agent. Sales of shares of common stock made pursuant to the Sales Agreement, if any, will be made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-221201) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (“SEC”), the base prospectus, dated November 13, 2017, filed as part of such Registration Statement and the prospectus supplement, dated April 3, 2019, as will be filed by the Company with the SEC (the “Prospectus Supplement”), for the sale of up to $18,000,000 of shares of the Company’s common stock. Under the terms of the Sales Agreement, in no event will the Company issue or sell through the Sales Agent such number or dollar amount of shares of common stock that would (i) exceed the number or dollar amount of shares of common stock registered and available on the Registration Statement, (ii) exceed the number of authorized but unissued shares of common stock, (iii) exceed the number or dollar amount of shares of common stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable), or (iv) exceed the number or dollar amount of common stock for which the Company has filed a prospectus supplement to the Registration Statement.

Under the terms of the Sales Agreement, the Company may sell shares of its common stock through B. Riley FBR by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).  B. Riley FBR will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations to sell the Company’s common stock from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company. The Company is not obligated to make any sales of common stock under the Sales Agreement and the Company cannot provide any assurances that it will issue any shares pursuant to the Sales Agreement. The Company will pay a commission rate of up to 3.0% of the gross sales price per share sold and agreed to reimburse  B. Riley FBR for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000 and have agreed to reimburse B. Riley FBR an amount not to exceed $2,500 per quarter during the term of the sales agreement for legal fees to be incurred by B. Riley FBR. The Company has also agreed pursuant to the Sales Agreement to provide  B. Riley FBR with customary indemnification and contribution rights.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. The description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The opinion of the Company’s counsel regarding the validity of the shares that will be issued pursuant to the Sales Agreement and the Prospectus Supplement is also filed herewith as Exhibit 5.1.

The representations, warranties and covenants contained in the Sales Agreement were made solely for the benefit of the parties to the Sales Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Sales Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Sales Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

1.1	At Market Issuance Sales Agreement, dated April 3, 2019, by and between Heat Biologics, Inc. and B. Riley FBR, Inc.
5.1	Opinion of Gracin & Marlow, LLP
23.1	Consent of Gracin & Marlow, LLP (included in Opinion of Gracin & Marlow, LLP filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2019	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	At Market Issuance Sales Agreement, dated April 3, 2019, by and between Heat Biologics, Inc. and B. Riley FBR, Inc.
5.1	Opinion of Gracin & Marlow, LLP
23.1	Consent of Gracin & Marlow, LLP (included in Opinion of Gracin & Marlow, LLP filed as Exhibit 5.1)